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As Filed with the Securities and
Exchange Commission on September 1, 1998                       File No. 70-9095

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 ----------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO.3 TO
                             APPLICATION-DECLARATION
                                   ON FORM U-1
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                 ----------------------------------------------


                                    CONECTIV
                         DELMARVA POWER & LIGHT COMPANY
                        CONECTIV RESOURCE PARTNERS, INC.
                         CONECTIV ENERGY SUPPLY COMPANY
                                 800 King Street
                              Wilmington, DE 19899

 DELMARVA CAPITAL INVESTMENTS, INC.      ATLANTIC CITY ELECTRIC COMPANY
 CONECTIV SERVICES, INC.                 ATLANTIC ENERGY ENTERPRISES, INC.
 CONECTIV COMMUNICATIONS, INC.           ATLANTIC ENERGY INTERNATIONAL, INC.
 DELMARVA SERVICES COMPANY               6801 Black Horse Pike
 DCI I, INC.                             Egg Harbor Township, NJ  08234
 DCI II, INC.
 DCTC-BURNEY, INC.                       ATLANTIC GENERATION, INC.
 CHRISTIANA CAPITAL MANAGEMENT, INC.     ATLANTIC SOUTHERN PROPERTIES, INC.
 DELMARVA OPERATING SERVICES CO.         ATE INVESTMENT, INC.
 CONECTIV SOLUTIONS, LLC                 CONECTIV THERMAL SYSTEMS, INC.
 CONECTIV ENERGY, INC.                   COASTALCOMM, INC.
 POWER CONSULTING GROUP, INC.            ATLANTIC ENERGY TECHNOLOGY, INC.
 CONECTIV PLUMBING LLC                   BINGHAMTON GENERAL, INC.
 252 Chapman Road                        BINGHAMTON LIMITED, INC.
 P.O. Box 6066                           PEDRICK LTD., INC.
 Newark, DE  19714                       PEDRICK GEN., INC.
                                         VINELAND LIMITED, INC.
 PETRON OIL CORPORATION                  VINELAND GENERAL, INC.
 180 Gordon Drive                        ATLANTIC JERSEY THERMAL SYSTEMS, INC.
 Exton, PA  19341-1328                   ATS OPERATING SERVICES, INC.
                                         THE EARTH EXCHANGE, INC.
                                         ATLANTIC PAXTON COGENERATION, INC.
                                         5100 Harding Highway
                                         Mays Landing, NJ 08330

           ----------------------------------------------------------

           (Names of companies filing this statement and addresses of principal executive offices)


                                    CONECTIV

           ----------------------------------------------------------

                 (Name of top registered holding company parent)



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                                Louis M. Walters
                                    Treasurer
                                    Conectiv
                                 800 King Street
                              Wilmington, DE 19899
             -------------------------------------------------------
                   (Names and addresses of agents for service)


The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

    Peter F. Clark, Esq.                              Joyce Koria Hayes, Esq.
    Conectiv                                          7 Graham Court
    800 King Street                                   Newark, DE  19711
    Wilmington, DE  19899



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Post-Effective Amendment No. 2 as previously filed is hereby amended as follows:

The following is added to the end of Item 1.B.1 "Short-Term Debt":

"The short-term debt issued by Conectiv will not exceed in the aggregate at any one time outstanding $800 million less any amount of short-term debt issued by Delmarva under its authorization to issue up to $275 million of short-term debt. As before, the short-term debt issued by Conectiv may be used to fund short-term debt issued to refund debt issued prior to the Merger (in the amount of approximately $160 million), to provide working capital for the general corporate purposes of Conectiv (in an amount not exceeding $310 million and its subsidiaries including Delmarva (in an amount not exceeding $275 million for Delmarva, $150 million for ACE and $150 million for any single nonutility company and $350 million in the aggregate for all nonutility companies), and to fund the capital requirements of Conectiv's subsidiaries until long-term financing authorization can be obtained (in an amount not exceeding $330 million."

Item 1.B.3 "Participation in Conectiv System Money Pool" is restated in its entirety as follows:

"Pursuant to the Financing Order, participation in the Conectiv System Money Pool was authorized for all Subsidiaries listed on the cover of Amendment No. 3 to this Application-Declaration (except for two ETC Subsidiaries and except for Delmarva, over whose participation the Commission reserved jurisdiction pending receipt of an order from the Virginia State Corporation Commission). Conectiv hereby requests authorization for Petron to participate in the Conectiv System Money Pool. Petron, a Pennsylvania corporation, was purchased by Conectiv Energy Supply Company (previously Delmarva Energy Company) on March 2, 1998 pursuant to Rule 58(b)(1)(v). Petron is an oil distribution company and thus is an energy-marketing company and an "energy-related company" as defined in that section of the Rule. Petron will be an integral part of the Conectiv System's energy marketing activities."





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                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 3 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.


DATE:                               CONECTIV
                                    DELMARVA POWER & LIGHT COMPANY
                                    CONECTIV RESOURCE PARTNERS, INC.
                                    CONECTIV ENERGY SUPPLY COMPANY
                                    DELMARVA CAPITAL INVESTMENTS, INC.
                                    CONECTIV SERVICES, INC.
                                    DCI I, INC.
                                    DCI II, INC.
                                    DCTC-BURNEY, INC.
                                    CHRISTIANA CAPITAL MANAGEMENT, INC.
                                    DELMARVA OPERATING SERVICES COMPANY
                                    POWER CONSULTING GROUP, INC.
                                    CONECTIV SOLUTIONS, LLC
                                    CONECTIV PLUMBING, LLC
                                    ATLANTIC CITY ELECTRIC COMPANY
                                    ATLANTIC ENERGY ENTERPRISES, INC.
                                    ATLANTIC ENERGY INTERNATIONAL, INC.
                                    ATLANTIC GENERATION, INC.
                                    ATLANTIC SOUTHERN PROPERTIES, INC.
                                    ATE INVESTMENT, INC.
                                    CONECTIV THERMAL SYSTEMS, INC.
                                    COASTALCOMM, INC.
                                    ATLANTIC ENERGY TECHNOLOGY, INC.
                                    BINGHAMTON GENERAL, INC.
                                    BINGHAMTON LIMITED, INC.
                                    PEDRICK LIMITED, INC.
                                    PEDRICK GENERAL, INC.
                                    VINELAND LIMITED, INC.
                                    VINELAND GENERAL, INC.
                                    ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                                    ATS OPERATING SERVICES, INC.
                                    THE EARTH EXCHANGE, INC.
                                    ATLANTIC PAXTON COGENERATION, INC.
                                    PETRON OIL CORPORATION

September 1, 1998                   /s/ L. M. Walters
                                    ------------------
                                    L. M. Walters
                                    Treasurer